Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated November 12, 2013 (this "Agreement"), is entered into by and among NTN Buzztime, Inc., a Delaware corporation (the "Company"), and each of the other parties signatory hereto (each such purchaser, a "Holder" and, collectively, the "Holders").

RECITALS

In connection with that certain securities purchase agreement entered into by and among the Company and the Holders of even date herewith (the "Purchase Agreement"), and the offering contemplated thereby, the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Holders an aggregate of 6,000,000 units, consisting of an aggregate of 6,000,000 shares of Common Stock (as defined below) and warrants to purchase an aggregate of up to 3,600,000 shares of Common stock; and

In accordance with the terms of the Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Business Day" means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in the State of California.

"Commission" means the U.S. Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.005 per share.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Filing Deadline" means, with respect to the initial Registration Statement filed hereunder, the 10th day after the Closing Date (as such term is defined in the Purchase Agreement), and with respect to any additional Registration Statements which may be required pursuant to Section 2.1(c) or Section 2.2(d), the earliest practical date on which the Company is permitted by the Commission to file such additional Registration Statement related to the Registrable Shares.

"Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act.

"Holder" means any Person holding Registrable Shares, or any assignee of record of such Registrable Shares to whom the rights under this Agreement have been duly assigned in accordance with this Agreement.

"Holder Free Writing Prospectus" means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Shares.

"Issuer Free Writing Prospectus" means an "issuer free writing prospectus" under Rule 433 promulgated under the Securities Act.

"Person" means an individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity (as such term is defined in the Purchase Agreement).

"Prospectus" means the prospectus used in connection with a Registration Statement and any amendments or supplements thereto.

"Registrable Shares" means, as of any date of determination, (i) all Shares, (ii) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (iii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants) and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Shares shall cease to be Registrable Shares (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Shares is declared effective by the Commission under the Securities Act and such Registrable Shares have been disposed of by the Holder pursuant to such effective Registration Statement, or (b) such Registrable Shares have been previously sold in accordance with Rule 144.

"Registration Expenses" means all expenses arising from or incident to the registration of Registrable Shares in compliance with this Agreement, including (i) registration and filing fees payable to the Commission and any stock exchange, (ii) fees and expenses incurred in connection with complying with any securities or blue sky laws, and (iii) all printing, filing and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants.

"Registration Statement" means any registration statement filed hereunder.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Securities" means the Shares and the Warrant Shares.

"Selling Expenses" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Shares registered by the Holders and the fees, charges and disbursements of counsel incurred by the Holders.

"Shares" shall have the meaning set forth in the Purchase Agreement.

"Warrants" shall have the meaning set forth in the Purchase Agreement.

"Warrant Shares" shall have the meaning set forth in the Purchase Agreement.

ARTICLE II
SHELF REGISTRATION

2.1          Shelf Registration.

(a)     Filing. The Company shall, as soon as commercially reasonable, but in any event not later than the Filing Deadline, file a registration statement on Form S-3 with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) to register the resale of Registrable Shares (the "Shelf"), provided that, if Form S-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall (i) register the resale of the Registrable Shares on another appropriate form and (ii) undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that, during the Shelf Term (as defined below), the Company shall maintain the effectiveness of the Shelf then in effect until such time as a Shelf on Form S-3 covering the Registrable Shares has been declared effective by the Commission.  The Company shall use its commercially reasonable efforts to cause such Shelf to become effective as promptly thereafter as practicable, but in any event not later than 60 days after the Filing Deadline if the Company receives comments to the Shelf from the Commission ("SEC Comments") or five Business Days after the date that the Company is notified by the Commission that the Shelf will not be “reviewed” (such date, the "Effectiveness Deadline"); provided, however, that the Effectiveness Deadline shall be extended on a day-for-day basis to the extent that the Commission's functions related to the processing and approvals of the Registration Statement is discontinued, suspended or otherwise shutdown. Subject to any SEC Comments, such Shelf shall include a plan of distribution substantially in the form attached hereto as Exhibit A (the "Plan of Distribution"), as may be amended in accordance with the terms of this Agreement. Such Shelf shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock which may become issuable with respect to the Registrable Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.  Such Shelf shall not include any shares of Common Stock or other securities for the account of any holder other than the Holders, without the prior written consent of the Holders of a majority of the Registrable Shares. The Company shall give written notice of the expected filing of the Shelf (the "Registration Notice") at least 10 Business Days prior to the filing thereof to each Holder and the Company shall include in the Shelf all Registrable Shares with respect to which the Company has received written requests for inclusion therein at least five Business Days prior to the date of filing indicated in the Registration Notice; provided, however, that, in order to be named as a selling securityholder in the Shelf, each Holder must furnish to the Company a duly completed questionnaire in a form mutually acceptable to the parties, and any additional information as may be reasonably requested by the Company for the purpose of including such Holder's Registrable Shares in the Shelf (the "Selling Holder Information"). The Company shall include in the Shelf, Selling Holder Information received to the extent necessary and in a manner so that, upon effectiveness of the Shelf, any such Holder shall be named, to the extent required by the rules promulgated under the Securities Act, as a selling securityholder and be permitted to deliver (or be deemed to deliver) a Prospectus relating to the Shelf to purchasers of the Registrable Shares in accordance with applicable law. If the Company files an amended version of the Shelf, including any post-effective amendment to the Shelf (the "Shelf Amendment"), the Company shall give written notice of such Shelf Amendment (the "Shelf Amendment Notice") at least 10 Business Days prior to the filing thereof to each Holder and each Holder may be required, upon the Company's request, to provide updated Selling Holder Information, in writing, in the form included with the Company's Shelf Amendment Notice. The Company shall include in such Shelf Amendment, such updated Selling Holder Information, including any Selling Holder Information that was not included in any previously filed version of the Shelf. Notwithstanding the foregoing, the Company shall not include any Holder's Selling Holder Information on a Shelf Amendment to the extent that such Holder, at the time of the Shelf Amendment Notice, does not or, at the time of the Shelf Amendment filing, will not, hold Registrable Shares. The Company shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Shares covered by such Registration Statement have been sold, thereunder or pursuant to Rule 144 (such period, the "Shelf Term"). It shall be a condition precedent to the obligations of the Company to include Registrable Shares of any Holder in any Registration Statement or Prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder's participation in such registration) its Selling Holder Information in accordance with the terms hereof. Each selling Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post-effective amendment to any Shelf Registration or a supplement to any Prospectus relating to such Shelf Registration.

(b)     Restrictions on Use. Upon written notice to the Holders of Registrable Shares, the Company shall be entitled to suspend, for a period of time (each, a "Suspension Period"), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that (i) there are no more than four Suspension Periods during the Shelf Term, (ii) the duration of any one Suspension Period may not exceed 30 days, (iii) the duration of all Suspension Periods during the Shelf Term may not exceed 90 days and (iv) the Company shall use commercially reasonable efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the Company, in its sole discretion, reasonably expects such amendment would have an adverse effect on the Company.

(c)     Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an "underwriter," the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Commission may require to assure the Company's compliance with the requirements of Rule 415 (collectively, the "SEC Restrictions"); provided, however, that the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders shall have the right to comment or have their counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which the Holders’ counsel reasonably objects, and the Company shall not agree to name any Holder as an "underwriter" in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed on the Holders pursuant to this Section 2.1(c) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree, provided that the Company shall first remove from the Registration Statement the Registrable Shares represented by Warrant Shares prior to removing the Registrable Shares represented by Shares.  In the event the Company amends such Registration Statement in accordance with the foregoing, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Shares that were not registered for resale on such Registration Statement, as amended.

(d)     If: (i) the initial Registration Statement is not filed on or prior to its Filing Deadline, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 20 Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Shares is not declared effective by the Commission by the Effectiveness Deadline of the initial Registration Statement other than due to SEC Restrictions, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Shares included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Shares, for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days (which need not be consecutive calendar days) during any 12-month period, provided that, solely in the event that the Company suspends effectiveness of the Registration Statement in connection with a corporate development that, in the good faith judgment of the board of directors of the Company, requires suspension under the Securities Act, such aggregate of 30 calendar days shall be extended to an aggregate of 60 calendar days (any such failure or breach being referred to as an “Event”, and the date of occurrence of such Event being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Purchase Price paid by such Holder pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 10% of the aggregate Purchase Price paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven Business Days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

2.2          Procedures.  In connection with the Company's registration obligations hereunder, the Company shall:

(a) before filing a Registration Statement or Prospectus, any amendments or supplements thereto or any Issuer Free Writing Prospectus, at the Company's expense, furnish to the Holders, if any, copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holders and provide a reasonable opportunity for review and comment on such documents by the Holders;

(b) notify each Holder of Registrable Shares of the effectiveness of the Registration Statement;

(c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Shelf Term; provided, however, that the Company's obligations under this Section 2.2(b) shall not apply during any Suspension Period;

(d) if the number of Registrable Shares at any time exceeds the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Deadline, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Shares.

(e) furnish to each Holder who holds Registrable Shares covered by such Registration Statement (each, a "Selling Holder"), without charge, at least one conformed copy of the Registration Statement and any amendment thereto (which obligation shall be deemed satisfied if such material is available through EDGAR or on or through the Company's website), but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

(f) (i) register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests, (ii) keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (iii) use its commercially reasonable efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Selling Holder in a manner substantially similar to those set forth in the Plan of Distribution (provided, that nothing contained herein or in the Plan of Distribution shall require the Company to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (x) subject itself to taxation in any such jurisdiction, (y) consent to general service of process in any such jurisdiction or (z) participate in or effect any underwritten offering on behalf of or for the Holders of Registrable Shares);

(g) notify each Selling Holder, at any time when a Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Selling Holder, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

(h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Shares included in such Registration Statement for sale in any jurisdiction, the Company will notify each Selling Holder and use commercially reasonable efforts to obtain the withdrawal of such order.

2.3          Discontinue Disposition.  Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(g), such Holder shall immediately discontinue such Holder's disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(g).

2.4          Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees and stockholders, members or general and limited partners (and the directors, officers, employees and stockholders, members or general and limited partners thereof) against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (collectively, "Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's prior written consent) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, under which the Registrable Shares were registered under the Securities Act, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any indemnified party in any such case to the extent such Claim or expense arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by such indemnified party specifically for use therein, (B) any action or omission by any indemnified party in violation of this Agreement or applicable law, or (C) sales of Registrable Shares made during a Suspension Period after notice is given pursuant to Section 2.1(b).

(b) Each Holder of Registrable Shares that are included a Registration Statement filed with the Commission shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its officers, directors and employees, each Person who controls the Company within the meaning of the Securities Act, any underwriter, any other prospective seller and each of their respective directors, officers, employees, general and limited partners and controlling Persons against any and all Claims and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with such Holder's prior written consent) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation, if such Violation was made in reliance upon and in conformity with written information furnished to the Company or its representatives by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 2.4(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of such Holder (which consent shall not be unreasonably withheld or delayed).

(c) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.4, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 2.4.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.4(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.4(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.4(d).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 2.4(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.4(d) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.4(b).

(e) The indemnity and contribution provisions agreements contained in this Section 2.4 shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Shares by any such party.

(f) This Section 2.4 may not be amended except by an instrument in writing signed by the indemnified party affected thereby. The provisions of this Section 2.4 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Shares or the Company or any of the officers, directors, members, partners, agents and employees or controlling Persons referred to in this Section 2.4, and will survive the transfer of Registrable Shares.

2.5          Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Shares registered shall be borne by the Holders of such Registrable Shares.

2.6          Rule 144.  With a view to making available to the Holders of Registrable Shares the benefits of Rule 144 and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Shares to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Shares under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 (if available with respect to resales of the Registrable Shares) or (y) any other rules or regulations now existing or hereafter adopted by the Commission.

2.7          Holdback Agreements. In connection with any underwritten public offering of equity securities by the Company (a "Company Underwritten Offering"), if requested by the managing underwriter for such offering, each Holder owning more than 5% of the Company’s outstanding Common Stock at such time agrees to enter into a lock-up agreement containing customary restrictions on transfers of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Company, during the seven day period prior to and the 90 day period after (or such shorter period as requested) the date of pricing of such underwritten offering (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the "Lock-Up Period"); provided, that nothing herein will prevent (i)(a) any Holder that is a partnership, limited liability company or corporation from making a distribution of Registrable Shares to the partners, members or stockholders thereof, (b) the transfer by a Holder that is an investment advisor managing a separately managed account to the owner of the separately managed account, or (c) a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.7, or (ii) the exercise, exchange or conversion of any security exercisable or exchangeable for, or convertible into, Common Stock, provided the Common Stock issued upon such exercise or conversion shall be subject to the restrictions set forth in this Section 2.7. The foregoing provisions of this Section 2.7 shall not apply to any resale of Registrable Shares pursuant to a Registration Statement, and shall be applicable to any Holder only if all officers and directors of the Company are subject to the same restrictions. If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company's underwriters to such effect and, in any event, that the Company's underwriters in any relevant underwritten offering shall be third party beneficiaries of this Section 2.7.

ARTICLE III
MISCELLANEOUS

3.1          Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Shares to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by delivering to the Company a duly executed joinder agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Shares with respect to which such rights are being transferred or assigned. Any person who demonstrates that it is a Holder of Registrable Shares as of the date of the Registration Notice may acquire the rights of a Holder hereunder if it agrees in writing to become subject to the terms of this Agreement as a Holder by delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit B.

3.2          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3          Rules of Construction.  This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party.  All references in this Agreement to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits of or to this Agreement unless expressly otherwise indicated.  At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes others.  "Including" or "include" means "including without limitation" and "include without limitation," respectively. "Or" is used in the inclusive sense of "and/or."

3.4          Expenses.  Except as expressly set forth herein, the parties shall bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

3.5          Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements, understandings, proposals and related materials with respect thereto.

3.6          Descriptive Headings.  The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

3.7          Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficiently given if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) sent via facsimile confirmed in writing in any of the foregoing manners, as follows:

If to the Company:	NTN Buzztime, Inc. 2231 Rutherford Road, Suite 200 Carlsbad, CA 92008 Attention: Kendra Berger Fax: 760.930.1187

If to Holder:	At the address for such Holder set forth on the Company's books and records.

If sent by mail, notice shall be considered delivered five Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof.  Any party may by notice to the other parties change the address or facsimile number to which notice or other communications to it are to be delivered or mailed.

3.8          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.

3.9          Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 2.4, shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Shares.

3.10         Waivers and Amendments.  Except as provided in Section 2.4(f), any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of 51% of the Registrable Shares then outstanding.  Any amendment or waiver effected in accordance with this Section 3.9 shall be binding upon each then holder of any Registrable Shares, each future holder of Registrable Shares, and the Company.  The number of "Registrable Shares then outstanding" shall be the sum of (i) the number of Shares (as defined in the Purchase Agreement) outstanding that are Registrable Shares and (ii) the number of Warrant Shares (as defined in the Purchase Agreement)  (a) that would be outstanding assuming the issuance thereof upon the cash exercise of the warrants related thereto and (b) that are Registrable Shares.

3.11         Free Writing Prospectus Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

3.12         Third Party Rights.  This Agreement shall not create benefits on behalf of any other Person and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

3.13         Severability.  If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

3.14         Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile and PDF signatures shall be treated as if they were originals.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

NTN Buzztime, Inc., a Delaware corporation

By:	/s/ Kendra Berger
Name:	Kendra Berger
Title:	CFO

[Signature Page to Registration Rights Agreement]

NTN BUZZTIME, INC.

COUNTERPART SIGNATURE PAGE

TO REGISTRATION RIGHTS AGREEMENT

Name of Holder:	Manatuck Hill Scout Fund, LP
Signature of Authorized Signatory of Holder:	/s/ Thomas Scalia
Name of Authorized Signatory:	Thomas Scalia
Title of Authorized Signatory:	General Partner

Name of Holder:	Manatuck Hill Navigator Master Fund, LP
Signature of Authorized Signatory of Holder:	/s/ Thomas Scalia
Name of Authorized Signatory:	Thomas Scalia
Title of Authorized Signatory:	General Partner

Name of Holder:	Granite Point Capital Master Fund, L.P.
Signature of Authorized Signatory of Holder:	/s/ Warren Lammert
Name of Authorized Signatory:	Warren B. Lammert III
Title of Authorized Signatory:	Managing Member of the General Partner, Granite Point Capital, LLC

Name of Holder:	Kevin O'Brien
Signature of Holder:	/s/ Kevin E. O’Brien

Name of Holder:	Shelton Y. Swei
Signature of Holder:	/s/ Shelton Y. Swei

Name of Holder:	Arthur Wirth
Signature of Holder:	/s/ Arthur Wirth

[Counterpart Signature Page to Registration Rights Agreement]

Exhibit A
PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

Exhibit B

FORM OF JOINDER AGREEMENT

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of _____________ (as such agreement may have been or may be amended from time to time) (the “Registration Rights Agreement”), by and among NTN Buzztime, Inc., a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 3.1 of the Registration Rights Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

In consideration of the transfer to the undersigned of Registrable Shares, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Registration Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.

Executed as of the _______ day of __________________, _____.

TRANSFEREE: [insert name of transferee]

By:
Name:
Title:

Address:

Acknowledged and agreed by:

NTN Buzztime, Inc.

By:
Name:
Title: